Exhibit 3.35

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 11/15/1999
991484998 - 2958525

AMENDED AND RESTATED

CERTIFICATE OF FORMATION

OF

AVALON CABLE OF MICHIGAN LLC

a Delaware limited liability company

Avalon Cable of Michigan LLC, a limited liability company, organized and existing under the laws of the State of Delaware hereby certifies as follows:

1. That the name of the limited liability company is Avalon Cable of Michigan LLC. The limited liability company filed a Certificate of Formation under the same name on October 21, 1998.

2. That the Amended and Restated Certificate of Formation which restates and further amends is attached hereto as Exhibit “A”.

3. That the Amended and Restated Certificate of Formation was duly executed and is being filed in accordance with the applicable provisions of Section 18-208 of Title 6 of the Delaware Limited Liability Company Act.

IN WITNESS WHEREOF, Avalon Cable of Michigan LLC has caused this Certificate to be signed by Eloise A. Engman, an authorized person, this 15 day of November, 1999.

/s/ Eloise A. Engman
Eloise A. Engman, Authorized Person

207577.01 05

Exhibit “A”

AMENDED AND RESTATED

CERTIFICATE OF FORMATION

OF

CC MICHIGAN, LLC

a Delaware limited liability company

1. The name of the limited liability company is CC Michigan, LLC.

2. The address of its registered office in the State of Delaware is 30 Old Rudnick Lane in the City of Dover, 19901. The name of the registered agent at such address is CorpAmerica, Inc..

207577 01 05	- 2 -

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 11/29/1999
991501588 - 2958525

CERTIFICATE OF MERGER OF

CHARTER GONE PENNSYLVANIA, LLC

a Pennsylvania limited liability company

INTO

CC MICHIGAN, LLC

a Delaware limited liability company

It is hereby certified that:

1.	The constituent entities participating in the merger are:

(i)	Charter Gone Pennsylvania, LLC, a Pennsylvania limited liability company; and

(ii)	CC Michigan, LLC, a Delaware limited liability company.

2. An Agreement of Merger has been approved and executed and acknowledged by each of the constituent entities in accordance with the provisions of subsection (b) of Section 18-209 of the Delaware Limited Liability Company Act.

3.	The name of the surviving entity is CC Michigan, LLC.

4.	The Certificate of Formation of CC Michigan, LLC shall be the Certificate of Formation of the surviving entity.

5. The executed Agreement of Merger is on file at the principal place of business of CC Michigan, LLC located at the following address:

12444 Powerscourt Drive, Suite 400

St. Louis, Missouri 63131

6. A copy of the Agreement of Merger will be furnished by CC Michigan, LLC, on request and without cost, to any person holding a membership interest in Charter Gone Pennsylvania, LLC, or CC Michigan, LLC.

211341	- 1 -

IN WITNESS WHEREOF, CC Michigan, LLC, a Delaware limited liability company has caused this Certificate to be executed by a duly authorized person thereof this 22nd day of November, 1999.

CC MICHIGAN, LLC

By:	/s/ Marcy Lifton
	Name:	Marcy Lifton
	Title:	Vice President

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

CC MICHIGAN, LLC

CC MICHIGAN, LLC a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, DOES HEREBY CERTIFY:

1. Article 2 of the Certificate of Formation of the Limited Liability Company is hereby amended as follows:

: The address of its registered office in the State of Delaware is 30 Old Rudnick Lane, Dover, DE 19901, County of Kent. The name of the registered agent at such address is CorpAmerica, Inc.

2. That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 18-202 of Title 6 of the Delaware Code.

IN WITNESS WHEREOF, said company has caused this Certificate to be signed by an authorized person this 6th day of December, 1999.

/s/ Marcy Lifton
Name:	Marcy Lifton
Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/07/1999
991520748 - 2958525

CERTIFICATE OF CORRECTION

OF

CERTIFICATE OF MERGER OF

CHARTER GONE PENNSYLVANIA, LLC

INTO CC MICHIGAN, LLC

CC Michigan, LLC, a Delaware Limited Liability Company, pursuant to Section 18-211 of the Delaware Limited Liability Company, does hereby certify:

FIRST: That the Certificate of Merger of Charter Gone Pennsylvania, LLC into CC Michigan, LLC that was filed with the Secretary of State of the State of Delaware on November 29, 1999, is an inaccurate record of the limited liability company action therein referred to because the merger purportedly effected by such filing did not properly reflect the Agreement of Merger referred to therein. The name of the surviving entity set forth in the Certificate of Merger was incorrect.

SECOND: That as a result of such inaccuracy, the Certificate of Merger is null and void and shall have no further force or effect.

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/22/1999
991556368 - 2958525

IN WITNESS WHEREOF, CC Michigan, LLC has caused this Certificate of Correction to be signed by its duly authorized officer this 22 day of December, 1999.

CC MICHIGAN, LLC

By:	/s/ Curtis S. Shaw
Curtis S. Shaw, Authorized Person

223695 01	- 2 -

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 07/18/2002
020459898 - 2958525

Certificate of Amendment to Certificate of Formation

of

CC MICHIGAN, LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “limited liability company”) is CC Michigan, LLC.

2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.”

Executed on July 11, 2002

/S/ Marcy A. Lifton
Marcy A. Lifton, Authorized Person

DE LL D-:CERTIFICATE OF AMENDMENT TO CHANGE REGISTERED AGENT/REGISTERED OFFICE 09/00 (DELLCCHG)